                                                                    Exhibit 4.2



                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into this 23rd day of December, 1996 by and among OMNIVIEW, INC., a Tennessee corporation (the "Company"), MOTOROLA, INC., a Delaware corporation ("Motorola"), and DISCOVERY COMMUNICATIONS, INC., a Delaware corporation ("DCI");

                              W I T N E S S E T H:

         THAT WHEREAS, Omniview and Motorola are parties to a Registration Rights Agreement dated February 4, 1994 (the "Original Agreement"); and

         WHEREAS, the parties wish DCI to become a party to the Original Agreement and wish to amend and restate the Original Agreement on the terms set forth below;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Omniview, Motorola and DCI agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "DCI Registrable Securities" shall mean the shares of Common Stock of the Company to be purchased by DCI under the Amended and Restated Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), and any other shares of Common Stock or other securities of the Company which DCI hereafter acquires; provided, however, that shares of Common Stock of the Company which are DCI Registrable Securities shall cease to be DCI Registrable Securities upon any sale or transfer in any manner to any person or entity, including, but not limited to, sales pursuant to a registration statement, Rule 144 sales or otherwise, but excluding any sale or transfer in connection with which the rights of DCI hereunder are assignable pursuant to Section 9.

         "Motorola Registrable Securities" shall mean the 1,099,104 shares of Common Stock of the Company owned by Motorola on the date hereof, the shares of Common Stock of the Company to be purchased by Motorola under the Stock Purchase Agreement and any other shares of Common Stock or other securities of the Company which Motorola hereafter acquires; provided, however, that shares of Common Stock of the Company which are Motorola Registrable Securities shall cease to be Motorola Registrable Securities upon any sale or transfer in any manner to any person or entity, including, but not limited to, sales pursuant to a registration statement, Rule 144 sales or otherwise, but excluding any sale or transfer in connection with which the rights of Motorola hereunder are assignable pursuant to Section 9.

         "Person" shall mean any individual, partnership, corporation, trust, unincorporated organization or government or department or agency thereof.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

         "Registrable securities" shall mean, collectively, the DCI Registrable Securities and the Motorola Registrable Securities.

         "Securities act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by DCI or Motorola and, except as set forth in this Agreement, all fees and disbursements of counsel for DCI or Motorola.

         2.       REQUESTED REGISTRATION.

         (a)      Request for Registration. In case the Company shall receive
(i) from Motorola a written request that the Company effect any registration, qualification or compliance with respect to at least 50% of the Motorola Registrable Securities then held by Motorola, (ii) from DCI a written request that the Company effect any registration, qualification or compliance with respect to at least 50% of the DCI Registrable Securities then held by DCI, or
(iii) from Motorola and DCI a joint written request that the Company effect any registration, qualification or compliance with respect to at least 50% of the Registrable Securities then held by Motorola and DCI, the Company will, as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2:

                  (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, nor in any jurisdiction in which the Company would be required to subject itself to taxation by such act or to conform the composition of its assets at the time to the securities or "blue sky" laws of any jurisdiction;

                  (B) Prior to July 1, 1997 with respect to any DCI Registrable Securities;

                  (C) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement (or ending on the date three (3) months immediately following the effective date, in the event the Company shall then be eligible to effect a registration statement, for shares to be sold generally to the public, on Form S-3 or any successor form) pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective (and provided, further, that the Company cannot pursuant to this Section 2(a)(C) delay implementation of a demand for registration more than once in any 12-month period);

                  (D) With respect to any DCI Registrable Securities, after the Company has effected a total of (i) two such registrations of DCI Registrable Securities under the Securities Act on Form S-3 or any similar short form registration statement and (ii) two other registrations of DCI Registrable Securities pursuant to this Section 2(a) (with it being understood that these numbers are subject to adjustment under Sections 2 and 3), and such registrations have been declared or ordered effective;

                  (E) With respect to any Motorola Registrable Securities, after the Company has effected a total of (i) two such registrations of Motorola Registrable Securities under the Securities Act on Form S-3 or any similar short form registration statement and (ii) two other registrations of Motorola Registrable Securities pursuant to this
         Section 2(a) (with it being understood that these numbers are subject to adjustment under Sections 2 and 3), and such registrations have been declared or ordered effective;

                  (F) If the Company shall furnish to the party or parties (as the case may be) requesting registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best lawful efforts to register, qualify or comply under this Section 2(a) shall be deferred for a period not to exceed 120 days from the date of the Company's receipt of such written request for registration; provided, however, that the Company may exercise such right to defer only once with respect to each of Motorola and DCI (i.e., either (x) once with respect to a registration requested under Section 2(a)(i) of this Agreement and once with respect to a registration requested under Section 2(a)(ii) of this

         Agreement or (y) once with respect to a joint request under Section 2(a)(iii) of this Agreement); or

                  (G) If the Registrable Securities proposed to be registered by Motorola and/or DCI are expected to have an aggregate offering value of less than one million dollars ($1,000,000) (other than any registration effected under the Securities Act on Form S-3 or any similar short form registration statement where the securities proposed to be registered are expected to have an aggregate offering value of at least five hundred thousand dollars ($500,000)).

                  Subject to the foregoing clauses (A) through (G), the Company shall give prompt written notice (the "Notice of Demand Request") of Motorola's or DCI's request to all holders who hold of record any securities which are registrable and, thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of (i) the Registrable Securities which the Company has been so requested to register in the registration request, for disposition in accordance with the intended method of disposition stated in the registration statement, and (ii) all other registrable securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of the Notice of Demand Request, all to the extent necessary to permit the sale or other disposition by the holders of the securities to be registered. If, however, not all of the Registrable Securities are included in the registration, then (x) space available in the registration will be allocated between DCI and Motorola pro rata, based upon the percentage interest of each in the Company's capital stock requested to be registered, and (y) whichever of DCI or Motorola did not have the opportunity to register all of the Registrable Securities it desired to register will receive an additional registration right under Section 2(a)(D).

         (b)      Underwriting. In the event that a registration pursuant to
Section 2 is for a registered public offering involving an underwriting, the Company shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Motorola and/or DCI, as the case may be, but subject to the Company's reasonable approval.

         3.       COMPANY REGISTRATION.

         (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                  (A) promptly give to Motorola and DCI written notice thereof; and

                  (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by Motorola or DCI, provided, however, if any registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 3 Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such offering (i) all the securities the Company proposes to register for its own account, and
         (ii) to the extent that the Registrable Securities to be included by the Company are less than the Section 3 Sale Number, all Registrable Securities requested to be included. If the Registrable Securities requested to be included, when added to the Company securities to be registered, exceed the Section 3 Sale Number, then the Registrable Securities to be included in the Section 3 Sale Number shall be allocated pro rata between DCI and Motorola, based upon the percentage interest of each in the Company's capital stock which Motorola and DCI have requested to be registered.

         (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not Motorola or DCI has elected to include securities in such registration. Each holder of securities of the Company ("Holder" or "Holders") included in the registration agrees that, upon receipt of notice from the Company that the Company has determined to withdraw any registration statement pursuant to this subsection, such Holder will discontinue its disposition of securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering securities which was in effect at the time of such notice.

         4. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the Closing Date (as defined in the Stock Purchase Agreement), the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities which are more beneficial to said holder or prospective holder than the registration rights granted Motorola and DCI hereunder.

         5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations shall be borne by the Company, except to the extent that (i) Motorola or DCI alone, but not the Company or any other stockholder, requests that a registration be withdrawn prior to its initial effectiveness, and (ii) if Motorola or DCI elects not to have such registration counted as a registration requested under Section 2. All Selling Expenses relating to securities registered on behalf of Motorola shall be borne by Motorola. All Selling Expenses relating to securities registered on behalf of DCI shall be borne by DCI.

         6. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep Motorola and DCI advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

         (a) use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of shares held by a holder of Registrable Securities requesting registration as to which the Company has received reasonable assurances that only Registrable Securities will be distributed to the public); and pursuant thereto the Company will as expeditiously as possible:

         (b) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

         (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (d) during the period in which the Company is required under the provisions hereof to keep a registration statement effective, furnish to the seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (f) notify the seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (g) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

         (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares), provided that such underwriting agreement shall be reasonably satisfactory to the Company;

         (j) upon receipt and execution of such confidentiality agreements as the Company may reasonably request from parties who are not otherwise subject to confidentiality obligations because of the nature of their profession (e.g., underwriters, attorneys and accountants), make available for inspection by each seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

         (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (l) if any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require
(i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company; and

         (m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order

         7.  INDEMNIFICATION.

         (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, such holder's officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any written information or affidavits relating to such holder's ownership of Registrable Securities or as otherwise required under the Securities Act furnished by such holder expressly for use in such registration statement or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

         (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits relating to such holder's ownership of Registrable Securities or as otherwise required under the Securities Act as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder which was expressly provided for use in such registration statement and was included in such registration statement in reliance on and in conformity with such written information or affidavit;

         (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         8. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best lawful efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

         (c) So long as Motorola or DCI owns any Registrable Securities to furnish to it forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the

Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Motorola or DCI may reasonably request in availing itself of any rule or regulation of the Commission allowing Motorola or DCI to sell any such securities without registration.

         9. TRANSFER OF REGISTRATION RIGHTS. The rights granted to Motorola and DCI hereunder may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by Motorola or DCI provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least (x) 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, dividends, subdivisions, combinations, recapitalizations and the like) or (y) the entire then remaining equity interest in the Company of either Motorola or DCI and (iii) Motorola or DCI notifies the Company in writing of the transfer or assignment and the assignee or transferee agrees in writing to be bound by the provisions of this Agreement.

         10. TERMINATION OF REGISTRATION RIGHTS. The Company's obligations pursuant to Sections 2, 3 and 4 shall expire when all Registrable Securities held by Motorola, DCI or any assignee have been sold pursuant to Rule 144 or any successor rule.

         11. STAND-OFF AGREEMENT. Each stockholder, including Motorola and DCI, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company (except as otherwise permitted by agreements) held by such stockholder for a period of time commencing on the effective date of a registration statement and ending no more than 120 days after the effective date of such registration statement; provided, that such agreement shall only apply to the first such registration statement covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering; and that such agreement shall be in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of the stand-off period. The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 120-day period beginning on the effective date of any underwritten registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree. Any restrictions placed on sales pursuant to clause (i) or (ii) of the preceding sentence shall apply equally to sales by the Company, DCI and Motorola.

         12. CONFIDENTIALITY. Each of Motorola and DCI agrees that it will keep confidential and not disclose or divulge any confidential, proprietary or secret information which it may obtain from the Company pursuant to the financial statements, reports and other materials submitted by the Company to Motorola or DCI solely pursuant to this Agreement, or pursuant to any visitation or inspection rights granted in this Agreement, unless such information is known or independently developed, received from a third party not subject to a confidentiality agreement, or until such information becomes known to the public.

         13.  MISCELLANEOUS.

         13.1 Governing Law. This Agreement shall be governed in all respects by the internal substantive laws of the State of Delaware.

         13.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Motorola or DCI and the closing of the transactions contemplated hereby.

         13.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

         13.4 Entire Agreement: Amendment. This Agreement, its attachments and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. This Agreement supersedes the Original Agreement in its entirety effective as of the date hereof.

         13.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         13.6 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         13.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         13.8 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to come, with respect to its securities which would materially and adversely affect the ability of the holders of the Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of said Registrable Securities in any such registration (including, without limitation, effecting a stock split or combination of shares).


               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties below have executed this Agreement all as of the date first written above.

MOTOROLA, INC.                         OMNIVIEW, INC.


 /s/ John W. Battin                     /s/ H. Lee Martin
----------------------------------     ---------------------------------------
By: John W. Battin                     By: H. Lee Martin
   -------------------------------        ------------------------------------
Title: Senior VP & General Manager     Title: President
       Multimedia Group                      ---------------------------------
      ----------------------------


DISCOVERY COMMUNICATIONS, INC.

 /s/ C. Richard Allen
----------------------------------
By: C. Richard Allen
   -------------------------------
Title: Senior Vice President
      ----------------------------